Exhibit 10.1

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

2013 LONG-TERM INCENTIVE PLAN

2015 DIRECTOR RESTRICTED SHARE UNIT
AWARD AGREEMENT

This Award Agreement (the “Award Agreement”) is made and entered into as of June 15, 2015 between Blue Capital Reinsurance Holdings Ltd. (the “Company”) and Christopher L. Harris (the “Participant”).

The Company hereby grants to the Participant an incentive award (the “Award”) on the terms and conditions as set forth in this Award Agreement and in the Company’s 2013 Long-Term Incentive Plan (the “Plan”), as it may be amended from time to time.

In accordance with this grant, and as a condition thereto, the Company and the Participant agree as follows:

SECTION 1.  Restricted Share Units.  The Participant is hereby granted 1,400 Restricted Share Units (“RSUs”).

SECTION 2.  Nature of Award.  RSUs represent the opportunity to receive common shares of the Company, par value $1.00 per share (“Shares”), as are earned in accordance with Section 3, 4 or 5 of this Award Agreement.

SECTION 3. Vesting.  Subject to the Participant remaining actively engaged in good standing (as determined by the Committee in its sole discretion) as a member of the board of directors of the Company or any of its Affiliates through the applicable Vesting Date (as defined below), the RSUs awarded pursuant to Section 1 above shall vest in three (3) equal tranches at midnight as of June 15, 2016, June 15, 2017 and June 15, 2018, respectively (each of the three preceding dates, a “Vesting Date”).  Shares shall be issued by the Company to the Participant in satisfaction of the Award as soon as reasonably practicable following each Vesting Date, but in no event later than the last day of the calendar quarter in which the Vesting Date falls.

SECTION 4.  Termination of Service as a Director.  Except as set forth in Section 5 below, and unless otherwise determined by the Committee, if the Participant’s service as a director of the Company or an Affiliate, as applicable, is terminated at any time prior to the date upon which all RSUs awarded pursuant to Section 1 above are fully vested pursuant to Section 3 above (the “Final Vesting Date”);

(a)                                 for any reason other than termination by the Company or an Affiliate, as applicable, for Cause, then all RSUs awarded pursuant to Section 1 above that are unvested at the date of such termination shall be forfeited; or

(b)                                 by the Company or an Affiliate, as applicable, for Cause, then all RSUs awarded pursuant to Section 1 above, whether vested or unvested at the date of such termination, shall be forfeited.

SECTION 5. Change in Control.  Notwithstanding the provisions of Sections 3 and 4 above, if upon a Change in Control or within twenty-four (24) months thereafter, the Participant’s service as a director of the Company or an Affiliate, as applicable, is terminated:

(a)                                 (i) by the Company or an Affiliate, as applicable, without Cause or (ii) on account of death or Disability, then upon such termination, all outstanding RSUs awarded pursuant to Section 1 above shall vest in full.  Shares shall be issued to the Participant by the Company as soon as reasonably practicable after such termination but not later than March 15 of the year following the year of vesting;

(b)                                 by the Participant, then all RSUs awarded pursuant to Section 1 above that are unvested at the date of termination shall be forfeited, and Shares with respect to any RSUs awarded pursuant to Section 1 above that are vested at the date of termination shall be issued to the Participant by the Company as soon as reasonably practicable after such termination but not later than March 15 of the year following the year of vesting; or

(c)                                  by the Company or an Affiliate, as applicable, for Cause, then all RSUs awarded pursuant to Section 1 above, whether vested or unvested at the date of termination, shall be forfeited.

SECTION 6.  Tax Withholding.  The Participant may elect to satisfy, in whole or in part, any liability for withholding taxes and social security (or similar) liabilities required under applicable law to be withheld in respect of the Award either by (a) having the Company withhold from the number of Shares issued to the Participant pursuant to the RSUs awarded pursuant to Section 1 above a number of Shares having an aggregate Fair Market Value equal to such withholding liability or (b) making a cash payment to the Company equal to the amount of such withholding liability; provided, however, that in the event that the Participant elects to make a cash payment, the Company reserves the right to retain the Shares until the Participant has delivered the full amount of such cash payment to the Company.

SECTION 7.  No Rights as a Shareholder.  The Participant shall have no rights as a shareholder with respect to any Shares underlying the Award until and unless the Participant’s name is entered in the Company’s Register of Members as the holder of such Shares and Shares are issued to the Participant upon payment with respect to the Award.  Except as otherwise provided in Section 4(b) of the Plan, Section 7(c) of the Plan or Section 8 below, no adjustments shall be made for dividends or distributions (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property) on, or other events relating to, Shares underlying the RSUs awarded pursuant to Section 1 above for which the record date is prior to the date such Shares are delivered.

SECTION 8.  Dividend Equivalents.  To the extent that any cash dividends are paid on Shares with respect to the period commencing on the date hereof and ending on the date that all Shares underlying the RSUs have been issued hereunder, the Participant shall be entitled to receive, within seventy (70) days following the respective payment dates of such dividends (subject to the Participant’s continued active service as director in good standing (as determined by the Committee in its sole discretion) until the earlier of the relevant dividend equivalent payment date and the date that the Shares underlying the applicable RSUs are issued to the Participant pursuant to this Agreement or the Plan), a cash payment equivalent to the cash dividends paid on the number of Shares underlying the outstanding RSUs awarded pursuant to Section 1 above on such dividend equivalent payment date.  Payments made pursuant to this Section 8 shall be in the form of ordinary compensation. In the event that a record date with respect to the payment of a cash dividend on Shares occurs while RSUs granted hereunder remain outstanding, but payment of such dividend does not occur until after the date that the Shares underlying such RSUs have been issued, the Participant shall be entitled to dividend equivalents hereunder as if such dividend had been paid while the RSUs remained outstanding.

SECTION 9.  Transferability.  In accordance with Section 9(a) of the Plan, the Participant may designate a beneficiary or beneficiaries to receive any cash or property to which he or she may be entitled in respect of the Award in the event of his or her death on a form to be provided by the Committee.  Except as otherwise provided herein or in Section 9(a) of the Plan, (a) neither the Award nor any right hereunder shall be assignable or transferable by the Participant, other than by will or the laws of descent and distribution, (b) neither the Award nor any right hereunder may be pledged, attached or otherwise encumbered other than in favor of the Company and (c) any purported pledge, attachment or encumbrance thereof other than in favor of the Company shall be void and unenforceable against the Company or any Affiliate.  All terms and conditions of the Plan and this Award Agreement, including but not limited to any applicable vesting conditions, shall be binding upon any permitted successors and assigns.

SECTION 10.  Ratification of Actions.  By accepting the Award or other benefit under the Plan, the Participant and each Person claiming under or through him or her shall be conclusively deemed to have indicated the Participant’s (or such Person’s) acceptance and ratification of, and consent to, any action taken under the Plan or the Award by the Company, the Board or the Committee.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or the Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, the Participant, any holder or beneficiary of the Award and any shareholder.  In the event of any conflict between any provision of the Plan and this Award Agreement, the terms and provisions of the Plan shall control.

SECTION 11.  Notices.  Any notice hereunder to the Company shall be addressed to its office, Montpelier House, 94 Pitts Bay Road, Pembroke HM08, Bermuda; Attention: Corporate Secretary, and any notice hereunder to the Participant shall be addressed to him or her at the address specified in the Company’s records, subject to the right of either party to designate at any time hereafter in writing some other address.

SECTION 12.  Definitions.  Capitalized terms not otherwise defined herein shall have the meanings as used or defined in the Plan.

SECTION 13. Governing Law and Severability.  The validity, construction and effect of this Award Agreement shall be determined in accordance with the laws of Bermuda, without giving effect to the conflict of laws provisions thereof.  If any provision of this Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Award Agreement, such provision shall be construed or deemed stricken as to such jurisdiction, and the remainder of this Award Agreement shall remain in full force and effect.

SECTION 14.  No Right to Employment or Directorship.  The grant of the Award shall not be construed as giving the Participant the right to be retained as an employee, director or consultant.  The rights and obligations of any individual under the terms of his office, employment or consultancy with the Company or any past or present Affiliate shall not be affected by his participation in the Plan and the Plan (and/or the Award Agreement) shall not form part of any contract of employment or directorship or any consultancy agreement between the individual and any such company.  An employee, non-employee director or consultant shall have no right to be granted an Award under the Plan.  Further, the Company or an Affiliate may at any time dismiss the Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan or this Award Agreement, unless otherwise expressly provided in the Plan or herein.

SECTION 15.  Data Collection and Processing.  By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan.  The Company may share such information with any past or present Affiliate, the trustee of the Company’s employee benefit trust (if applicable), its registrars, brokers, other third party administrator or any person who acquires the company on a Change in Control or who acquires the undertaking or part-undertaking which employs the Participant, whether within or outside of the European Economic Area.

SECTION 16.  Dispute Resolution.  (a)  Mediation.  If a dispute arises out of or relates to this Award Agreement or the breach hereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by private and confidential mediation administered by the International Chamber of Commerce under its Mediation Rules, before resorting to binding arbitration as provided for in Section 16(b) below.  Any such mediation shall be held in Bermuda.

(b)                                 Arbitration.  If a dispute arising out of or relating to this Award Agreement or the breach hereof cannot be settled amicably by the parties through negotiation or mediation, such dispute shall be exclusively and conclusively settled by mandatory, private and confidential arbitration conducted expeditiously under the Rules of Arbitration of the International Chamber of Commerce.  The number of arbitrators shall be one (selected in accordance with the International Chamber of Commerce Rules), the place of arbitration shall be Bermuda and the laws of Bermuda shall be applied.  Recourse to jurisdictions is expressly excluded except as provided for in the Rules of Arbitration of the International Chamber of Commerce concerning Conservatory and Interim measures.  Either party to the dispute may institute such arbitration proceeding by giving written notice to the other party.  A hearing shall be held by the arbitrator in Bermuda within 30 days of his or her appointment.  The decision of the arbitrator shall be final and binding upon the parties and shall be rendered pursuant to a written decision that contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(c)                                  Waiver of a Jury Trial.  The Participant hereby waives, to the fullest extent permitted by applicable law, any right he or she may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Award Agreement or the Plan.

(d)                                 Confidentiality.  The Participant hereby agrees to keep confidential the existence of, and any information concerning, a dispute described in this Section 16, except that he or she may disclose information concerning such dispute to the mediator, arbitrator or other body that is considering such dispute in accordance with this Section 16 or to his or her legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

SECTION 17.  Amendment of this Award Agreement.  In accordance with Section 7(b) of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that, except as set forth in Section 18 below or as deemed necessary by the Committee in order to comply with applicable law, tax rules, stock exchange rules or accounting rules, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of the Participant (or any holder or beneficiary of the Award) under this Award Agreement shall not to that extent be effective without the consent of the Participant (or, as applicable, such holder or beneficiary).

SECTION 18.  Sections 409A and 457A of the Code.  It is intended that the RSUs awarded pursuant to Section 1 above shall be exempt from Sections 409A and 457A of the Code pursuant to the “short-term deferral” rule applicable to each such section, as set forth in the regulations or other guidance published by the IRS thereunder.  Notwithstanding any provision of this Award Agreement to the contrary, in light of the uncertainty with respect to the proper application of Sections 409A and 457A of the Code, the Company reserves the right to make amendments to the Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Sections 409A and 457A of the Code.  In any case, the Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant or for the Participant’s account in connection with the Award (including any taxes and penalties under Sections 409A and 457A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold the Participant harmless from any or all of such taxes or penalties.

SECTION 19. Headings and Construction.  Headings are given to the sections of this Award Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision herein.  Whenever the words “include”, “includes” or “including” are used in this Award Agreement, they shall be deemed to be followed by the words “but not limited to”.

SECTION 20.  Consents.  The Participant’s rights in respect of the Award are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including, without limitation, the Participant’s consenting to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan).

SECTION 21.  Counterparts.  This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together will constitute one and the same instrument, notwithstanding that all parties have not signed the same counterpart, and delivery of the signatures provided for below by facsimile, e-mail of scanned images in PDF format or other electronic transmission may be relied upon, and will have the same force and effect, as the originals of such signatures.

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be duly executed as of the date first written above.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

by:
Name:
Title:

PARTICIPANT

by:
Name:
Title: